UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2024

Ecofin Sustainable and Social Impact Term Fund

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

811-23248	83-6609702
(Commission file number)	(IRS employer identification no.)

6363 College Boulevard, Suite 100A Overland Park, KS	66211
(Address of principal executive offices)	(Zip code)

913-981-1020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2024, the Board of Directors of Ecofin Sustainable and Social Impact Term Fund (the “Company”) appointed Courtney Gengler to succeed P. Bradley Adams as Chief Executive Officer of the Company, effective as of April 1, 2024. The appointment was made in connection with the retirement of Mr. Adams, who in addition to stepping down from his role as Chief Executive Officer of the Company retired from his position as Managing Director of Tortoise Capital Advisors, L.L.C. (the “Adviser”) effective as of March 31, 2024.

In connection with Ms. Gengler’s transition to Chief Executive Officer, the Board of Directors appointed Sean Wickliffe to serve as Principal Financial Officer and Treasurer of the Company, also effective April 1, 2024.

Ms. Gengler, 37, will continue in her current position as Managing Director–Financial Operations of the Adviser. Prior to her appointment as Chief Executive Officer, Ms. Gengler served as Principal Financial Officer and Treasurer of the Company since 2021, as well as in a number of other roles for the Adviser and for the funds managed by the Adviser since 2017. Prior to his appointment as Principal Financial Officer and Treasurer of the Company, Mr. Wickliffe, 34, served as Vice President and Assistant Treasurer of the Company since 2021 as well as in a number of roles for the Adviser since 2015, and will continue to serve in his current position as Vice President–Financial Operations of the Adviser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ecofin Sustainable and Social Impact Term Fund

	By:	/s/ Courtney Gengler
Courtney Gengler, Chief Executive Officer

Date: April 1, 2024

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